                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BIO-PLEXUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BIO-PLEXUS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 20, 1998

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the "Meeting") of Bio-Plexus, Inc., a Connecticut corporation (the "Company"), will be held on Monday, July 20, 1998, at 1:30 p.m., local time, at Rensselaer Polytechnic Institute At Hartford, 275 Windsor Street, Hartford, Connecticut 06120, for the following purposes:

          1. To elect a Board of Directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to (a) increase to Eighteen Million (18,000,000) the number of shares of Common Stock that the Company is authorized to issue; (b) eliminate the Class A Common Stock; and (c) eliminate the Series A Preferred Stock;

          3. To consider and act upon a proposal to amend the 1995 Non-Employee Director Stock Option Plan to provide for acceleration of option exercise in case of acquisition or significant change in ownership of the Company;

          4. To ratify the selection of independent public accountants for the current fiscal year; and

          5. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on June 4, 1998, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. The holders of record of the voting stock at said record date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

     The Company's Proxy Statement, Proxy and Annual Report for the fiscal year ended December 31, 1997, are submitted herewith.

                                          By Order of the Board of Directors,

                                          NANCY S. LAUTENBACH
                                          Secretary

Vernon, Connecticut
June 19, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON, EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                BIO-PLEXUS, INC.
                               129 RESERVOIR ROAD
                           VERNON, CONNECTICUT 06066

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 20, 1998

                   INFORMATION CONCERNING THE ANNUAL MEETING,
                            SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Bio-Plexus, Inc., a Connecticut corporation having its principal executive offices at 129 Reservoir Road, Vernon, Connecticut 06066 (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Monday, July 20, 1998, at 1:30 p.m., local time, at Rensselaer Polytechnic Institute At Hartford, 275 Windsor Street, Hartford, Connecticut 06120 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional materials furnished to the shareholders. Copies of the solicitation materials will also be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares which are beneficially owned by others to be forwarded to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Original solicitations of proxies by mail may be supplemented by telephone, telegram, facsimile, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     If not revoked, properly executed proxies will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying proxy to vote FOR the election of the nominees for Director of the Company listed on the first proposal, and to vote FOR each one of the other proposals on the accompanying Notice of Meeting.

     The Corporation intends to mail this Proxy Statement and accompanying proxy on approximately June 19, 1998.

REVOCABILITY OF PROXY

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke such proxy at any time before it is exercised. Proxies may be revoked by either (i) sending to the Secretary of the Company, Nancy S. Lautenbach, a duly executed written instrument of revocation or a duly executed proxy bearing a date later than that on the proxy being revoked, or (ii) attending the Meeting AND VOTING IN PERSON. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on June 4, 1998, as the record date for the determination of shareholders entitled to receive notice of and vote at the Meeting. On that date the Company had issued and outstanding 12,154,787 shares of its common stock ("Common Stock"). The holders of record of the Common Stock at said record date are entitled to notice of and to vote at the Meeting and any adjournments and postponements thereof. On each matter submitted to a shareholder vote, each share of Common Stock entitles its holder to one (1) vote.

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of May 20, 1998 (unless otherwise noted) for: (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock; (ii) each of the Company's directors; (iii) the Company's chief executive officer and all other executive officers with compensation in excess of $100,000 (determined as of December 31, 1997) (the "Named Executive Officers"); and (iv) all the directors and executive officers as a group.

                                                             NUMBER OF SHARES        PERCENT OF CLASS
NAME AND ADDRESS(1)                                        BENEFICIALLY OWNED(2)    BENEFICIALLY OWNED
-------------------                                        ---------------------    ------------------
Herman Gross(3)..........................................          802,668                  6.6%
Lawrence C. Krampert.....................................            1,000                    *
Richard L. Higgins(4)....................................            8,333                    *
Carl R. Sahi(5)..........................................          603,500                  5.0%
Ronald A. Haverl(6)......................................          196,903                  1.6%
Lucio Improta(7).........................................           10,000                    *
Thomas K. Sutton(8)......................................           10,000                    *
Richard D. Ribakove(9)...................................           40,730                    *
Stanley E. Jacke(10).....................................            3,000                    *
David Himick(11).........................................          906,469                  7.5%
All directors and executive officers as a group (8
  persons)(12)...........................................        1,583,032                 13.0%

---------------
   * Less than 1% of the class.

 (1) Unless otherwise indicated, the address of each named holder is c/o Bio-Plexus, Inc., 129 Reservoir Road, Vernon, Connecticut 06066.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (3) Information pursuant to Schedule 13D filed with the Securities and Exchange Commission on March 6, 1998. Mr. Gross' address is listed as 12 Jordan Drive, Great Neck, New York 11021.

 (4) Includes 8,333 shares of Common Stock issuable upon the exercise of options owned by Mr. Higgins which are presently exercisable.

 (5) Includes 50,000 shares of Common Stock held by E.B. Hanson, Inc., a company controlled by Mr. Sahi and 125,000 shares of Common Stock issuable upon the exercise of warrants held by Mr. Sahi which are presently exercisable.

 (6) Includes 125,000 shares of Common Stock issuable upon the exercise of warrants held by Mr. Haverl which are presently exercisable.

 (7) Includes 10,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Improta which are presently exercisable.

 (8) Includes 10,000 shares of Common Stock issuable upon the exercise of options held by Mr. Sutton which are presently exercisable.

 (9) Includes 28,430 shares owned jointly by Mr. Ribakove and his wife in tenancy by the entirety. As to such shares, Mr. Ribakove and his wife share voting and investment power. Also includes 11,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Ribakove, and 600 shares held in custodial accounts for the Ribakoves' minor children.

(10) Includes 3,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Jacke which are presently exercisable.

(11) Includes 21,000 shares owned jointly by Mr. Himick and his wife and as to which they share voting and investment power. Also includes 9,835 shares of Common Stock issuable upon the exercise of warrants held by Mr. Himick which are presently exercisable, 1,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Himick which are presently exercisable and 10,000 shares of Common Stock held by the Himick Family Investment Club, an entity controlled by Mr. Himick.

(12) Includes 50,000 shares of Common Stock held by E.B. Hanson, Inc., a company controlled by Mr. Sahi, 10,000 shares held by the Himick Family Investment Club, an entity controlled by Mr. Himick and 175,168 shares of Common Stock issuable upon the exercise of options and warrants held by executive officers and directors which are presently exercisable, and 600 shares held in custodial accounts for the Ribakoves' minor children. Excludes 196,903 shares of Common Stock and presently exercisable warrants held by Mr. Haverl who resigned as an officer of the Company on July 24, 1997, and as a director of the Company on December 22, 1997.

VOTING PROCEDURES

     Pursuant to the Company's by-laws, to constitute a quorum for the transaction of business at any meeting of shareholders, there must be present, in person or by proxy, the holders of a majority of the voting power of the issued and outstanding shares of voting stock of the Company. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the vote cast by the shares of stock entitled to vote, in person or by proxy, at the Meeting will elect directors as long as a quorum is present. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

                    1.  NOMINATION AND ELECTION OF DIRECTORS

     One of the purposes of the Meeting is the election of the Board of Directors of the Company to hold office until the 1998 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election by reason of death or other unexpected occurrence, in which event such shares will be voted for the election of such substitute nominees as the Board of Directors may propose. Each person consented to being named a nominee in this Proxy Statement and has agreed to serve if elected. The Company knows of no reason why any of the listed nominees would be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.

NOMINEES FOR DIRECTORS

     A board of six directors is proposed to be elected at the Meeting.

     The names of the nominees, all of whom are currently directors of the Company, and certain information about them are set forth below.

           NAME OF NOMINEE             AGE                     POSITION(S)
           ---------------             ---                     -----------
Lawrence C. Krampert (1).............  65     Chairman of the Board and Director
Richard L. Higgins...................  55     President, Chief Executive Officer and
                                              Director
Carl R. Sahi (1).....................  41     Vice President, Business and Technology
                                                Development, Treasurer and Director
David Himick (2)(3)..................  72     Director
Stanley E. Jacke (2).................  73     Director
Richard D. Ribakove (2)(3)...........  42     Director

---------------
(1) Member of 1995 Non-Employee Directors' Stock Option Plan Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

     MR. KRAMPERT is a Director and the Chairman of the Board of Directors of the Company, a retired business executive, and a business consultant. Mr. Krampert has been a Director since July 1997. Mr. Krampert was elected Chief Executive Officer of the Company on July 24, 1997 and President on October 29, 1997. Mr. Krampert was elected Chairman of the Board of Directors and resigned as an officer of the Company effective January 6, 1998. Between 1959 and 1991, Mr. Krampert was employed by various divisions of Johnson & Johnson. Most recently, Mr. Krampert served as a director and Vice President of Critikon, Inc., a Johnson & Johnson company involved in making intravenous catheters, from 1971 to 1991. From 1991 to 1993, Mr. Krampert was self-employed as a business consultant, and from 1993 to 1995 served as the Director of International Development for the University of Tampa. Mr. Krampert holds a Bachelor of Science degree from Bloomfield College. He is also a graduate of various executive business programs including, among others, The Wharton School of Business, University of Pennsylvania and the Fuqua School of Business, Duke University.

     MR. HIGGINS is a Director of the Company and the Company's President and Chief Executive Officer. He joined the Company on a part-time basis as a consultant in May 1992 and became a full time employee in September, 1993. From July 1996 to January 1998, Mr. Higgins served as the Company's Vice President, Finance. Mr. Higgins assumed his current position in January 1998. From February 1992 through September 1993, Mr. Higgins was self-employed as a business consultant. From June 1966 through February 1992, Mr. Higgins was employed by the State of Connecticut during which time he helped establish the Connecticut Development Authority ("CDA"). He served as the CDA's Executive Director from 1975 to 1992. Mr. Higgins holds a Bachelor of Arts degree from the University of Connecticut.

     MR. SAHI is a Director of the Company and the Company's Vice President, Business and Technology and Treasurer. Mr. Sahi founded the Company in September 1987 and has been a Director since that time. Between September 1987 and October 1997, Mr. Sahi served as President of the Company. Prior to 1987, Mr. Sahi had seven years of entrepreneurial experience in developing products, services and small companies. His experience includes the development of a polyvinyl chloride gasketed plastic bottle cap, the formation and management of a company that assembled plastic immunoassay diagnostic test kits and the formation, management and sale of a janitorial maintenance company. Mr. Sahi is the principal inventor of the Company's self-blunting needle and founded the Company in order to design, develop, manufacture and market that product. Mr. Sahi has three years of undergraduate business education, holds a Bachelor's degree in Pathobiology from the University of Connecticut and has six years of graduate training in Chemistry.

     MR. HIMICK is a Director of the Company, a retired business executive, and a business consultant. Mr. Himick became a Director of the Company in April 1997. He was the founder of several companies including Commercial Wire Rope & Supply of Detroit, Commercial Wire Rope & Supply of Flint, Commercial Wire Rope & Supply of Toledo, and Detroit Chain Products Co. He was a director for Heritage Federal Savings Bank located in Taylor, Michigan between 1982 and 1993 and a director of Heritage Bankcorp Inc. (the holding company of Heritage Federal Savings), between 1989 and 1993. Mr. Himick currently serves on the board of directors of Community Bank of Dearborn and the board of directors of Dearborn Bancorp (the holding company of Community Bank of Dearborn), both of which positions he assumed in 1994.

     MR. JACKE is a Director of the Company, a retired business executive, and business consultant. He became a Director of the Company in October 1996. Mr. Jacke was the founder and president of Branson Sonic Power Company and president of that company's parent, Branson Instruments Inc. Branson Instruments was acquired by SmithKline Beecham and Mr. Jacke served as an executive vice president of that company. He retired from SmithKline Beecham in 1984. Since that time he has served as a business consultant. Mr. Jacke holds a Bachelor of Science degree in Electrical Engineering from Purdue University.

     MR. RIBAKOVE is a Director of the Company and an attorney in private practice in New York City. Mr. Ribakove has been a Director of the Company since its founding in September 1987. He is also the Vice President of Mooney-General Paper Co., a large distributor of paper products. He is a graduate of Hofstra University with a Bachelor's degree in Business Administration and is a graduate of Brooklyn Law School. Mr. Ribakove is currently serving as President of the Garden State Paper Trade Association of New Jersey.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee, and the 1995 Non-Employee Directors' Stock Option Plan Committee. The Board does not have a nominating committee. An Executive Committee of the Board of Directors existed for a portion of 1997 consisting of Messrs. Haverl and Sahi. At the Board of Directors meeting held July 24, 1997, for the purpose of, among other things, electing directors to the various Board committees, no directors were elected as members of the Executive Committee.

     The Executive Committee had the authority to act on all matters otherwise requiring Board of Director action. During the fiscal year ended December 31, 1997, the Executive Committee held one meeting and acted by unanimous written consent of its members on five occasions.

     The Compensation Committee acts on all matters related to compensation of persons providing services to the Company, including the making of grants under the Company's 1991 Long-Term Incentive Plan. Messrs. Himick, Jacke and Ribakove are the members of the Compensation Committee. During the fiscal year ended on December 31, 1997, the Compensation Committee acted by unanimous written consent of its members twice.

     The Audit Committee reviews the result and scope of the annual audit and other services provided by the Company's independent auditors. Messrs. Himick and Ribakove are the members of the Audit Committee. There were no meetings of such committee during the year ended December 31, 1997.

     The 1995 Non-Employee Directors' Stock Option Plan Committee administers that plan. Messrs. Krampert and Sahi are the members of the 1995 Non-Employee Directors' Stock Option Plan Committee. There were no meetings of such committee during the year ended December 31, 1997.

     The Board of Directors held three meetings during the fiscal year ended December 31, 1997 and acted by unanimous written consent of its members twice.

     During 1997, no incumbent Director failed to attend at least 75% of the meetings of the Board of Directors or the committee on which such Director served.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Company is not aware of any delinquent reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to be filed with the Securities and Exchange Commission during the fiscal year ending December 31, 1997.

MANAGEMENT

     The executive officers and directors of the Company are as follows:

                    NAME                       AGE                  POSITION(S)
                    ----                       ---                  -----------
Lawrence C. Krampert (1).....................  65     Chairman of the Board and Director
Richard L. Higgins...........................  55     President, Chief Executive Officer and
                                                        Director
Carl R. Sahi (1).............................  41     Vice President, Business and Technology
                                                        Development, Treasurer and Director
Lucio Improta................................  53     Vice President, International Business
                                                        Development
Gary L. Smith................................  45     Vice President, Manufacturing
Thomas K. Sutton.............................  38     Executive Vice President, Marketing and
                                                        Administration
Kimberley A. Cady............................  32     Vice President, Finance and Chief
                                                      Financial Officer
David Himick (2)(3)..........................  72     Director
Stanley E. Jacke (2).........................  73     Director
Richard D. Ribakove (2)(3)...................  42     Director

---------------
(1) Member of 1995 Non-Employee Directors' Stock Option Plan Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

     The biographical information for Messrs. Krampert, Higgins, Sahi, Himick, Jacke, and Ribakove is included above under "Nominees for Directors."

     Mr. Improta is the Company's Vice President, International Business Development. In this position, Mr. Improta has the responsibility to introduce the Company's products overseas, by establishing a network of distributors in key foreign markets. Prior to his appointment, Mr. Improta was acting as a consultant to the Company through FRC International, to help establish distributors in Europe. In 1984, Mr. Improta formed his own company, H-S Hospital Service, specializing in interventional radiology products, where he was employed through 1993. He then formed a marketing consulting company, FRC International, where he was employed until joining the Company in January, 1997. His prior experience includes employment with a number of medical products companies including Becton, Dickinson & Company, Ital-Gamma and Abbot Laboratories. Mr. Improta holds a Master's degree in Business Administration from MCE Europe.

     Mr. Smith is the Company's Vice President, Manufacturing. Between May 1995 and October 1997, Mr. Smith served as the Company's Vice President, General Manager. Mr. Smith joined the Company in September 1994 as its Director of Engineering, a position he held until May 1995. Mr. Smith has twenty-three years of industrial experience, with eleven years in high volume manufacturing of disposable medical devices. From February, 1989 to September, 1994, Mr. Smith was employed by Becton, Dickinson & Company, where he was Engineering Manager of a syringe manufacturing plant. Mr. Smith's medical manufacturing background also includes Critikon, Inc., a Johnson & Johnson company involved in making intravenous catheters. Mr. Smith holds a Bachelor of Science in Manufacturing Engineering from Brigham Young University and a Masters degree in Business Administration from Rensselaer Polytechnic Institute.

     Mr. Sutton was recently appointed Executive Vice President, Marketing and Administration. He has responsibility for Marketing and Sales, Human Resources, and Quality Assurance. Mr. Sutton previously served as the Company's Vice President, U.S. Marketing and Sales from November 1996 to March 1998. Mr. Sutton has extensive experience in marketing and sales of safety medical needles. Prior to his work at the Company, Mr. Sutton managed the Protective I.V. Catheter Safety System brand for Johnson & Johnson Medical, Inc. ("JJMI"). Mr. Sutton served as Product Director for five years at JJMI (1991-1996), and was a Sales Manager and Representative prior to that position. Mr. Sutton holds a Bachelor of Science degree in Business Administration and a Master's degree in Business Administration, both from the University of South Carolina.

     Ms. Cady is the Company's Vice President, Finance and Chief Financial Officer. Between 1994 and 1996, Ms. Cady served as the Company's Cost Accountant and between 1996 and 1998 as the Company's Controller. Ms. Cady has ten years of accounting and finance experience encompassing both public and private accounting and specializing in manufacturing. From 1989 to 1994, Ms. Cady was employed with Gerber Garment Technology, Inc., a subsidiary of Gerber Scientific, Inc., most recently as Supervisor of Cost Accounting. Prior to this, she was employed as an auditor with the public accounting firm of Deloitte & Touche, LLP. Ms. Cady holds a Bachelor of Science degree in Business Administration from Bryant College.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Included below are tables which set forth certain information concerning compensation paid by the Company to its Chief Executive Officer and all other Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                            ANNUAL COMPENSATION                  ------------
                              ------------------------------------------------    SECURITIES
                                                               OTHER ANNUAL       UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)   OPTIONS/SARS   COMPENSATION
---------------------------   ----   ---------   --------   ------------------   ------------   ------------
Richard L. Higgins(2).......  1997    100,000         --              --            25,000             --
Chief Executive Officer       1996     90,385         --              --                --             --
                              1995     75,000         --              --                --             --
Lawrence C. Krampert(3).....  1997    100,000         --              --           100,000(4)          --
Chief Executive Officer
Ronald A. Haverl(5).........  1997    135,385         --              --                --         83,333(6)
Chief Executive Officer       1996    220,000     31,236         593,125                --             --
                              1995    219,548     85,286              --                --             --
Carl R. Sahi(7).............  1997    220,000         --              --                --             --
Vice President, Business      1996    220,000         --         593,125                --             --
and Technology                1995    219,701         --              --                --             --
Development and Treasurer
Lucio Improta(8)............  1997    144,231         --              --            30,000          4,248(9)
Vice President,
International Business
Development
Thomas K. Sutton(10)........  1997    103,000     14,401(11)           --           30,000             --
Vice President, U.S.          1996     14,262     30,395(11)           --               --             --
Marketing and Sales

---------------
 (1) The amounts shown represent income earned upon the exercise of warrants for shares of Common Stock. The warrants were granted in 1991 and were exercised immediately prior to their expiration.

 (2) Mr. Higgins was a Named Executive Officer of the Company in 1997, holding the office of Vice President, Finance. On January 6, 1998, Mr. Higgins was elected to the offices of President and Chief Executive Officer of the Company.

 (3) Mr. Krampert was elected Chief Executive Officer of the Company on July 24, 1997 and President on October 29, 1997. Mr. Krampert resigned as an officer of the Company effective January 6, 1998.

 (4) Mr. Krampert's options expired in accordance with their terms upon his resignation as an employee of the Company on January 6, 1998.

 (5) Mr. Haverl resigned as Chief Executive Officer of the Company on July 24, 1997.

 (6) Represents payments to Mr. Haverl in accordance with a severance arrangement with the Company. See "Employment Agreements."

 (7) Mr. Sahi became Treasurer of the Company on July 24, 1997 and Vice President, Business Technology and Development on October 29, 1997. Mr. Sahi served as President of the Company from September 1987 to October 1997.

 (8) Mr. Improta first became an employee of the Company on January 13, 1997.

 (9) Represents premiums paid for a personal term life insurance policy. Mr. Improta has no interest in any cash surrender value under the insurance policy.

(10) Mr. Sutton first became an employee of the Company in November 1996.

(11) Represents a signing bonus paid to Mr. Sutton in 1996 and 1997.

     The following table sets forth certain information with respect to stock option/warrant exercises during the year ended December 31, 1997 and the number of shares covered by both exercisable and unexercisable stock options/warrants held by each of the Named Executive Officers. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price ($4.75 per share) of the Common Stock on December 31, 1997, as reported by the Nasdaq Stock Market.

            AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 SHARES                   OPTIONS/WARRANTS AT           OPTIONS/WARRANTS AT
                                ACQUIRED                   DECEMBER 31, 1997             DECEMBER 31, 1997
                                   ON       VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               --------   --------   -----------   -------------   -----------   -------------
Ronald A. Haverl..............        --         --     125,000             --        355,000             --
Carl R. Sahi..................        --         --     125,000             --        355,000             --
Richard L. Higgins............        --         --       8,333         16,667             --             --
Lawrence C. Krampert..........        --         --          --        100,000             --             --
Lucio Improta.................        --         --      10,000         20,000             --             --
Thomas K. Sutton..............        --         --      10,000         20,000             --             --

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Improta dated January 13, 1997 filed as Exhibit 10.15 to the Company's Quarterly Report on Form 10-Q for the quarter ended on March 31, 1997 and incorporated by reference herein. Under the terms of the agreement, Mr. Improta receives an annual salary of $150,000 plus commissions and is subject to customary confidentiality and non-competition provisions. The initial term of the agreement is 18 months which is automatically renewed for a second 18 month term absent notice of termination for cause. Subject to the terms of the agreement, either party may terminate the agreement during the second term.

     The Company has an arrangement with Mr. Haverl that became effective upon his resignation as Chief Executive Officer of the Company, the terms of which are set forth as Exhibit 10.17 filed on April 30, 1998 as Amendment No. 1 to the Company's Annual Report on Form 10-K for the period ended December 31, 1997. Under the terms of the arrangement, Mr. Haverl is receiving a severance payment of $200,000 less certain adjustments payable in twelve monthly installments. In addition, Mr. Haverl will act as a consultant to the Company for an initial term commencing August 1, 1997 and ending September 30, 1997 at no cost to the Company; and for a second term commencing on October 1, 1997 and ending September 30, 1998, at a rate of $1,000 per day for each day Mr. Haverl is called upon to provide services. The current term is terminable by either party on 30 days notice and may be extended upon the mutual consent of both parties. During the current term, Mr. Haverl may not compete with the Company and is bound by customary confidentiality provisions. Under the terms of the arrangement, the Company also extended for one year certain warrants issued to Mr. Haverl that were scheduled to expire on September 19, 1997.

     All employees have executed confidentiality agreements with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

COMPENSATION OF DIRECTORS

     Non-employee members of the Board of Directors receive an automatic annual grant of options for 1,000 shares of Common Stock upon their election or re-election to the Board of Directors. The options are granted under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") which was adopted on July 6, 1995 at the Company's 1995 Annual Meeting of Shareholders.

     Only non-employee members of the Board of Directors of the Company are eligible to receive grants of options under the Directors' Plan. Participants who had served as directors prior to the adoption of the Directors' Plan automatically received an option for 1,000 shares for each calendar year they served as a director. Accordingly, Mr. Ribakove received options for 9,000 shares of Common Stock for past services. During the term of the Directors' Plan, participants automatically receive a grant of an option for 1,000 shares of Common Stock on their election or re-election. Messrs. Ribakove, Himick and Jacke have all received an automatic grant for 1,000 shares of Common Stock for services in 1997 and Mr. Himick received an automatic grant for 1,000 shares of Common Stock upon his election in April 1997. All options granted vest one (1) year after the grant, are exercisable for the lesser of one (1) year from the termination as a director or five (5) years from grant, and have an exercise price equal to the fair market value of the underlying shares of Common Stock at the time of grant. Vesting is accelerated upon the death, disability, or retirement of a participant. Should a participant terminate his or her service as a director for any other reason, shares not fully vested under an option will be forfeited. Payment of the option exercise price may be made in cash or by transfer to the Company of shares of Common Stock having a fair market value equal to the option exercise price, or by withholding from the shares that would otherwise be issued under an option, that number of shares having a fair market value equal to the option exercise price.

     There are fifty thousand (50,000) shares reserved for issuance under the Directors' Plan. There were twenty-three thousand (23,000) shares subject to outstanding options as of December 31, 1997 and twenty-two thousand (22,000) shares subject to outstanding options as of April 20, 1997. The reduction in outstanding options was due to the forfeiture of unvested options held by a departing director in January 1998. No options have been exercised under the Directors' Plan.

     Non-employee directors also receive $2,500 per quarter for serving on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Ribakove, Himick and Jacke are the members of the Compensation Committee. Each is a non-employee director of the Company. No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for any other entity.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OF THE COMPANY INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS COMPENSATION COMMITTEE REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED BY THE COMPANY UNDER SUCH ACTS.

INTRODUCTION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, administers the Company's 1991 Long-Term Incentive Plan, and sets specific compensation levels for executive officers of the Company. The goal of the Committee is to provide such level and form of compensation as will allow the Company to attract, retain, and motivate persons important to the growth and success of the Company. Non-employee directors serve as members of the Compensation Committee.

COMPENSATION PROGRAMS

     Base Salary. The Committee establishes base salaries for each of the executive officers based upon their position with the Company, their experience level and their individual performance. Base salaries are subject to adjustment by the Committee, from time to time, in its subjective discretion.

     Bonuses. Each executive officer is eligible to receive a cash bonus at the election of the Committee. The bonus may be awarded at any time during the year and may be based on a specific goal or achievement or overall performance of the officer.

     Incentive Plan. Executive officers are eligible to participate in the Company's 1991 Long-Term Incentive Plan (the "Incentive Plan"). Grants under the Incentive Plan may be made in a variety of forms including warrants to purchase Common Stock, stock options, incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and restricted stock. Stock options may be accompanied by stock appreciation rights and restricted stock may be accompanied by grants of performance shares (contractual rights to compensation measured by increases in the value of Common Stock payable in cash). Only grants of stock options have been made under the Incentive Plan. The grants to executive officers were all intended to qualify as incentive stock options with an exercise price equal to the fair market value of the shares at the time of grant and subject to certain other exercise and holding period restrictions. Vesting periods for executive officers have ranged from three to five years. Generally, the options were provided through initial grants at or near the date of hire and subsequent grants as the Committee deemed appropriate. The intent of the grants was to create an incentive for the recipient to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's goals.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Higgins is the Chief Executive Officer of the Company and was first elected to that office on January 6, 1998. His compensation consists of a base salary plus bonus. In 1997, he served as Vice President, Finance and received a base salary of $100,000 and was awarded 25,000 options to purchase the Company's Common Stock.

     During the first seven months of 1997, Mr. Haverl was the Chief Executive Officer of the Company. His compensation consisted of a base salary plus bonus. In 1997, he received an annual base salary of $220,000 prorated for seven months (which was unchanged from 1994-1996) and no bonus as Mr. Haverl did not complete the year as an employee of the Company. The factors considered by the Board of Directors in determining Mr. Haverl's 1997 compensation included the performance of the Company in 1996 and Mr. Haverl's individual performance as the Chief Executive Officer of the Company. Under Mr. Haverl's direction and guidance, in 1996 the Company increased sales of the blood collection needle, reduced production costs, introduced new products (a needle disposal system including a needle holder and needle disposal container) and initiated a strategic relationship with Johnson & Johnson Medical, Inc. which was entered into in January 1997.

     On July 24, 1997, Mr. Haverl resigned as Chief Executive Officer of the Company. Upon such resignation, the Board of Directors authorized the Company to enter into a severance arrangement with the former CEO upon recommendation of the Compensation Committee. Under the terms of the arrangement, Mr. Haverl is receiving a severance payment of $200,000 less certain adjustments payable in twelve monthly installments. In addition, Mr. Haverl will act as a consultant to the Company for an initial term commencing August 1, 1997 and ending September 30, 1997 at no cost to the Company; and for a second term commencing on October 1, 1997 and ending September 30, 1998, at a rate of $1,000 per day for each day Mr. Haverl is called upon to provide services. The current term is terminable by either party on 30 days notice and may be extended upon the mutual consent of both parties. During the current term, Mr. Haverl may not compete with the Company and is bound by customary confidentiality provisions. Under the terms of the arrangement, the Company also extended for one year certain warrants issued to Mr. Haverl that were scheduled to expire on September 19, 1997. The severance arrangement was determined by the Compensation Committee after considering Mr. Haverl's long tenure with the Company and the need of the Company to have access to his experience and intimate knowledge of the Company during the management transitions which occurred during 1997.

     Mr. Krampert was elected to succeed Mr. Haverl as Chief Executive Officer of the Company and served in such office from July 24, 1997 to January 6, 1998. His compensation consisted of a base salary plus performance-based options. In 1997, he received a base salary of $100,000 and 100,000 options which were to vest upon the occurrence of the Company's Common Stock achieving certain market values. The compensation was determined by the Compensation Committee after considering Mr. Krampert's 32 year tenure with various divisions of Johnson & Johnson, a strategic partner of the Company, and his experience as a business consultant in the field of medical product manufacturing.

EMPLOYMENT AGREEMENTS

     In January 1997, the Company entered into an employment agreement with Mr. Improta, Vice President, International Marketing and Sales. The term of the agreement is 18 months subject to automatic renewal for a second 18 months unless terminated by the Company. Mr. Improta's base salary under the agreement is $150,000 per year. He is also entitled to a commission on international sales through distributors established by him and on sales made directly by him. Either party may terminate the agreement upon 30 days notice subject to a severance payment to Mr. Improta if the agreement is terminated without cause by the Company.

     The Company has an arrangement with Mr. Haverl that became effective upon his resignation as Chief Executive Officer of the Company. See "Compensation of Chief Executive Officer."

CODE SECTION 162(m)

     In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any year with respect to certain of the company's higher paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limitation. The 1997 cash compensation of the Company's executives was well below the level where this limitation would apply. The Company believes that options granted under the Incentive Plan are excluded from the Section 162(m) limitation as performance-based compensation.

                                          COMPENSATION COMMITTEE:

                                          RICHARD RIBAKOVE
                                          DAVID HIMICK
                                          STANLEY JACKE

                            STOCK PERFORMANCE GRAPH

     THIS STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OF THE COMPANY INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS STOCK PERFORMANCE GRAPH BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED BY THE COMPANY UNDER SUCH ACTS. MOREOVER, THE COMPARISONS IN THE STOCK PERFORMANCE GRAPH ARE REQUIRED BY REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND ARE NOT INTENDED TO FORECAST OR TO BE INDICATIVE OF THE POSSIBLE FUTURE PERFORMANCE OF THE COMMON STOCK.

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period indicated below with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the S&P Healthcare Composite Index. The comparison assumes $100 was invested on June 20, 1994, at the initial public offering price in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  FOR THE PERIOD JUNE 20, 1994 TO DECEMBER 31, 1997 BETWEEN BIO-PLEXUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S&P HEALTHCARE COMPOSITE INDEX.

        MEASUREMENT PERIOD                                   NASDAQ STOCK        S&P HEALTHCARE
       (FISCAL YEAR COVERED)         'BIO-PLEXUS, INC.'         INDEX           COMPOSITE INDEX
6/20/94                                    100.00               100.00               100.00
                                           112.50                98.30                99.15
                                           117.50               100.32               100.10
                                           145.00               106.72               111.91
                                           159.38               106.44               114.23
                                           187.50               108.54               115.68
                                           115.00               104.93               116.80
12/31/94                                   127.50               105.23               117.88
                                           145.00               105.82               125.59
                                           142.50               111.42               127.37
                                           147.50               114.72               131.13
                                           145.00               118.33               134.67
                                           110.00               121.38               138.16
                                           120.00               131.22               144.01
                                           118.75               140.87               150.89
                                           120.00               143.72               150.64
                                           122.50               147.03               163.79
                                           117.50               146.18               168.40
                                           100.00               149.62               176.77
12/31/95                                   102.50               148.82               186.08
                                           108.75               149.55               196.65
                                           112.50               155.25               193.48
                                            97.50               155.76               191.97
                                           121.25               168.68               188.28
                                           115.00               176.43               196.01
                                           100.00               168.48               199.63
                                            90.00               153.47               189.82
                                            76.25               162.07               196.90
                                            76.25               174.47               213.03
                                            85.00               172.54               215.08
                                            60.00               183.21               233.15
12/31/96                                    90.00               183.04               223.12
                                            75.63               196.05               247.51
                                            62.50               185.21               251.12
                                            46.25               173.12               233.87
                                            56.25               178.53               253.02
                                            45.00               198.77               268.50
                                            32.50               204.85               294.25
                                            27.50               226.48               299.98
                                            56.25               226.13               275.69
                                            56.25               239.51               291.65
                                            58.75               227.06               294.69
                                            53.75               228.18               307.19
12/31/97                                    47.50               224.62               320.66

          2.  AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

INTRODUCTION

     The Shareholders are being asked to approve an amendment to the Company's Certificate of Incorporation to: (a) increase to 18,000,000 the number of shares of Common Stock that the Company is authorized to issue in order to provide shares for issuance in future financings; (b) eliminate the Class A Common Stock; and (c) eliminate the Class A Preferred Stock. The amendment also includes minor conforming changes to other sections of the Certificate of Incorporation. The Board of Directors has approved the amendment.

CURRENT CAPITALIZATION

     At the close of business on May 20, 1998, there were (i) 12,154,787 shares of Common Stock issued and outstanding, (ii) 1,064,136 shares of Common Stock subject to outstanding warrants, (iii) 846,000 shares of Common Stock reserved for issuance under the Incentive Plan and Directors' Plan, which are either subject to outstanding options or reserved for future grants, and (iv) 15,000,000 shares of Common Stock currently authorized, leaving approximately 930,077 shares available for future corporate purposes.

REASONS FOR THE AMENDMENT

     The Board of Directors has authorized the amendment to: (a) provide additional shares of Common Stock for issuance in future financings; (b) eliminate a class of common stock which has been fully redeemed by the Company; and (c) eliminate a series of preferred stock which has been fully converted into Common Stock.

     Eliminate the Class A Common Stock. During 1992, 10,000 shares each of Class A Common Stock were awarded to Mr. Haverl and Mr. Sahi, entitling them to 500 votes for each share of Class A Common Stock held on any matter submitted to the shareholders of the Company for action. The Class A Common Stock did not pay dividends and transferability was restricted. As part of the September 1993 Capital Stock Amendment, the Class A Common Stock was made mandatorily redeemable by the Company on January 1, 1998. Effective January 1, 1998, the Company redeemed all outstanding shares of the Class A Common Stock. The Board of Directors has determined that there is no future need for such class of stock and has voted to eliminate the class in its entirety.

     Authorize Shares for Future Financings. At the 1997 Annual Meeting of Shareholders, the Company's shareholders approved amendments (the "1997 Amendments") to the Certificate of Incorporation which, among other things, created a class of Preferred Stock and gave the Board of Directors the authority to set the specific preferences, limitations and relative rights of the class. One of the stated purposes for the 1997 Amendments was to have shares of Preferred Stock authorized and available for issuance in future financings, acquisitions or other corporate transactions. The Company is presently contemplating a financing transaction pursuant to which the Company would offer shares of Preferred Stock, each share convertible into one or more shares of Common Stock. A total of 3,000,000 shares of Preferred Stock are presently authorized by the Certificate of Incorporation. This amount is considered adequate to fund any transaction contemplated by the Board of Directors in the immediate future. Under the proposed amendment, an equal number of shares of Common Stock would be reserved for issuance based on the possibility such shares of Preferred Stock could be issued with a right of conversion into shares of Common Stock. The terms of the Preferred Stock, if issued, would be determined by the Board of Directors.

PREEMPTIVE RIGHTS

     The holders of shares of Common Stock of the Company do not have preemptive rights to purchase any shares of authorized stock of the Company.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Once the additional shares of Common Stock are authorized by the shareholders, the Board of Directors of the Company can, in many cases, issue such shares of Common Stock without further shareholder action. Although not so intended by the Board of Directors, to the extent that the additional shares of Common Stock being authorized are not used to satisfy the conversion rights of the Preferred Stock, such shares of Common Stock could be issued by the Board in such a manner as to discourage or to render it more difficult to effect a tender offer, merger, proxy contest, or other attempt at assuming control of the Company by another person. If employed in such a manner, the effect of issuing shares of Common Stock may be to deter or thwart the accomplishment of a business combination involving a merger or other change in control of the Company that may at the time be advantageous to some shareholders, and possibly to render more secure the position of incumbent management. While the Board is presently unaware that any such attempt at assumption of control of the Company may be made, and presently does not intend to authorize the issuance of shares of Common Stock of the Company to frustrate or block any such effort, shareholders should be aware when voting on the proposal to increase the authorized number of Common Stock that such an action may be viewed by some as a potential anti-takeover measure by the Company.

RESOLUTION

     The resolution to approve the amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be and hereby is amended as follows:

     FIRST: Article III Capitalization, is amended to increase the number of authorized share of Common Stock and eliminate the Class A Common Stock. Article III shall read as follows:

                                  ARTICLE III

                                 CAPITALIZATION

     The aggregate number of shares which the Corporation shall have authority to issue is Twenty-One Million (21,000,000), which are divided into two classes:
(i) Three Million 3,000,000) shares of Preferred Stock, without par value (the "PREFERRED STOCK"); and (ii) Eighteen Million (18,000,000) shares of Common Stock, without par value (the "COMMON STOCK").

     SECOND: Article IV, Relative Rights and Preferences is amended to eliminate the reference to Class A Common Stock in the introduction. The introductory language shall read as follows:

     The relative rights, preferences and limitations of the shares of Common Stock and Preferred Stock (to the extent fixed by this Certificate of Incorporation) are as follows:

     THIRD: Article IV, Section B, Class A Common Stock is deleted to effect the elimination of the Class A Common Stock.

     FOURTH: Article IV, Section C, Preferred Stock is redesignated as Section
B.

     FIFTH: The Series A Preferred Stock and its associated relative rights preferences and limitations are eliminated.

REQUIRED VOTE OF STOCKHOLDERS

     Holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposed amendment, present in person or represented by proxy at the Meeting when a quorum is present, is required to approve the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL
              TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

       3.  AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Shareholders are being asked to adopt and approve an amendment to the Company's 1995 Non-Employee Director Stock Option Plan to provide for acceleration of option exercise in case of acquisition or significant change in ownership of the Company. This amendment would bring the Directors' Plan in substantial conformity with the 1991 Long-Term Incentive Plan. The Board of Directors has approved the amendment.

     Holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposed amendment, present in person or represented by proxy at the Meeting when a quorum is present, is required to approve the amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

      4.  RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed Mahoney, Sabol & Company, LLP, of Hartford, Connecticut, its independent accountants to examine the accounts and books of the Company for the current fiscal year and to report on the Company's financial statements for that period. Effective January 5, 1998, the Company dismissed its former independent accountants, Price Waterhouse LLP of Hartford, Connecticut and engaged Mahoney Sabol & Company, LLP as its independent accountants.

     During the two most recent audited fiscal years of the Company and through January 5, 1998, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     The reports of the former independent accountants on the financial statements of the Company for fiscal years ended December 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles, except that on the December 31, 1996 financial statements, the opinion dated April 11, 1997, contained an explanatory paragraph relating to the Company's ability to continue as a going concern. See the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 1998 and incorporated by reference herein.

     The decision to change accountants was approved by the Board of Directors of the Company.

     Representatives of Mahoney, Sabol & Company, LLP will be present at the meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

     The ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares entitled to vote thereon, present in person or represented by proxy at the Meeting when a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL
   TO RATIFY THE SELECTION OF MAHONEY, SABOL & COMPANY, LLP AS THE COMPANY'S
          INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                            SHAREHOLDERS' PROPOSALS

     Shareholder proposals intended to be presented at the Company's 1998 Annual Meeting must be received by the Secretary of the Company, Nancy S. Lautenbach, no later than February 19, 1999 in order to be eligible for inclusion in the proxy statement and form of proxy related to that meeting.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, including the financial statements and the financial statements schedules, is included in the Company's Annual Report to Shareholders which accompanies this Proxy Statement. Copies of any exhibit to the Annual Report on Form 10-K can be obtained for a nominal fee by written request to the Secretary of the Company, Nancy S. Lautenbach, at the address appearing on the front page of this Proxy Statement.

                     INFORMATION INCORPORATED BY REFERENCE

     The following information is incorporated by reference to the Company's Annual Report on Form 10-K:

     (a) Financial Statements

     (b) Supplementary Financial Information

     (c) Management's Discussion and Analysis of Financial Condition and Results of Operations

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          NANCY S. LAUTENBACH
                                          Secretary

Vernon, Connecticut
June 19, 1998

                                   DETACH HERE



                                BIO-PLEXUS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   P R O X Y

                  The undersigned hereby severally appoints Richard L. Higgins and Carl R. Sahi as agents, each with the power of substitution, and hereby authorizes each of them to vote all shares of common stock of the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held at Rensselaer Polytechnic Institute At Hartford, 275 Windsor Street, Hartford, Connecticut 06120 on Monday July 20, 1998, at 1:30 p.m., local time, and at any adjournments or postponements thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

[X]   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

      1. Election of Directors:
         NOMINEES: L. Krampert, C. Sahi, R. Ribakove, S. Jacke,
         D. Himick and R. Higgins

                        FOR                WITHHELD
                        [   ]              [   ]


      [   ] ---------------------------------------
            For all nominees except as noted above

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                         SIDE

                                   DETACH HERE

      2.  Approval of the amendment to the                       FOR            AGAINST        ABSTAIN
          Company's certificate of incor-                        [   ]          [   ]          [   ]
          poration to (a) increase
          the number of shares of Common
          Stock that the Company is
          authorized to issue; (b) eliminate
          the Class A Common Stock; and
          (c) eliminate the Series A Preferred
          Stock.

      3.  Approval of the amendment to the                       FOR            AGAINST        ABSTAIN
          Company's 1995 Non-Employee                            [   ]          [   ]          [   ]
          Directors' Plan providing for the
          acceleration of option exercise
          in case of acquisition or significant
          change in ownership of the Company.

      4.  Ratification of the Selection of                       FOR            AGAINST        ABSTAIN
          Independent Public Accountants.                        [   ]          [   ]          [   ]

      5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                        MARK HERE    [   ]             MARK HERE   [   ]
                        FOR ADDRESS                    IF YOU PLAN
                        CHANGE AND                     TO ATTEND
                        NOTE AT LEFT                   THE MEETING

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.



Signature:__________________ Date:_____  Signature:__________________ Date:_____